Exhibit 10.2

     THIRD AMENDMENT
    TO
    LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (the “Amendment”), is entered into as of October 29, 2015, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and MARINUS PHARMACEUTICALS, INC.  (“Borrower”).

RECITALS

Borrower and Bank (as successor in interest by merger to Square 1 Bank) are parties to that certain Loan and Security Agreement dated as of April 2, 2014 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Clinical Trial Milestone” means Borrower’s achievement, on or before December 31, 2015, of 80% enrollment of Borrower’s ongoing Phase 3 trial for focal onset epilepsy.

“Interest-Only End Date” means March 3, 2016; except that, if Borrower achieves full enrollment of Borrower’s ongoing Phase 3 trial for focal onset epilepsy on or before March 3, 2016, then the term “Interest-Only End Date” shall instead mean June 3, 2016.

“Term Loan C Availability End Date” means March 31, 2016.

“Term Loan Maturity Date” means March 3, 2018; except that, if Borrower achieves full enrollment of Borrower’s ongoing Phase 3 trial for focal onset epilepsy on or before March 3, 2016, then the term “Term Loan Maturity Date” shall instead mean June 3, 2018.

2)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

3)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.
4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Marinus Pharmaceuticals – 3rd Amendment to LSA – EXECUTION

Exhibit 10.2

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower;
b)	payment of a $2,500 facility fee, which may be debited from any of Borrower’s accounts at Bank;
c)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

Marinus Pharmaceuticals – 3rd Amendment to LSA – EXECUTION

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

/s/
MARINUS PHARMACEUTICALS, INC.	PACIFIC WESTERN Bank
By: _/s/ Edward F. Smith______________	By: _/s/ Evan Travis__________________
Name: _Edward F. Smith______________ Title: __CFO_______________________	Name: _Evan Travis__________________ Title: __VP_________________________

[Signature Page to Third Amendment to Loan and Security Agreement]

Marinus Pharmaceuticals – 3rd Amendment to LSA – EXECUTION